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                                                                     Exhibit 2
                            (Amended April 28, 1997)

                                     BY-LAWS
                                       OF
                                 MAP-EQUITY FUND
                                    ARTICLE 1

                                     OFFICES

Section 1 REGISTERED OFFICE. The initial registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, Delaware.

Section 2 OTHER OFFICES. The Corporation may also have other offices, including its principal offices, at such other places both within and without the State of Delaware as the board of directors may, from time to time, determine or the business of the Corporation may require.

                                    ARTICLE 2

                              STOCKHOLDERS' MEETINGS

Section 1 ANNUAL MEETINGS. If required by applicable law or if so determined by the board of directors, annual meetings of the stockholders of the Corporation shall be held at such time as the board may from time to time determine. At any such annual meeting, stockholders shall elect, by a majority of the outstanding voting stock of the Corporation, a board of directors, and shall transact such other business as may properly be brought before the meeting.



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Section 2  SPECIAL MEETINGS.  Special meetings of the stockholders shall be held whenever called by the president or the board of directors.

Section 3 PLACE OF MEETINGS. Any annual meeting and any special meeting of the stockholders shall be held at such place, within or without the State of Delaware, as is stated in the notice of meeting.

Section 4 NOTICE OF STOCKHOLDERS' MEETINGS. Notice of each meeting of the stockholders stating the place, date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record not less than ten nor more than fifty days prior to the date of the meeting. No business shall be transacted at a special meeting except matters coming within the purpose or purposes stated in the notice.

Section 5 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city; town or district where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 6 QUORUM. Except as otherwise expressly required by law or these by-laws or the certificate of incorporation, at any meeting of the



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stockholders a majority in interest of all the capital stock issued and outstanding and entitled to vote, represented by stockholders of record in person or by proxy, shall constitute a quorum. If a quorum is not present a majority in interest of such capital stock that is so represented may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the stock represented thereat shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of these by-laws or of the certificate of incorporation a larger or different vote is required, in which case such express provision shall govern.

Section 7 PROXIES AND VOTING. Stockholders of record may vote at any meeting either in person or by proxy in writing filed with the secretary of the meeting before being voted. Each stockholder shall be entitled to one vote for each share of stock held, and to a fraction of a vote equal to any fractional share held by him. Directors shall be elected by written ballot.

     a. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     b. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     c. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver



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          may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     d. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 8 ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the presiding officer.

Section 9 INSPECTORS. The proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be stockholders, shall be appointed by the board of directors before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy.

                             ARTICLE 3

                        BOARD OF DIRECTORS

Section 1 NUMBER, TERMS. The Corporation shall have an initial board of directors consisting of five members. The board of directors may increase the number of directors to a number not exceeding nine, and may elect directors to fill the positions created by such increase until the next annual meeting of the stockholders or until their successors are duly elected and qualified. The board of directors may likewise decrease the number of directors to a number not less than three, but the tenure of office of any director shall-not be affected by any such decrease made by the board. No



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director need be a stockholder. Directors shall be elected at the annual meeting of the stockholders, except as otherwise provided in these by-laws and except for the first board of directors. Each director shall serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal in the manner hereinafter provided.

Section 2 POWERS. In the management and control of the property, business and affairs of the Corporation the board of directors is hereby vested with all the powers possessed by the Corporation itself, so far as this designation of authority is not inconsistent with applicable law, but subject to the limitations contained in the certificate of incorporation and in these by-laws.

Section 3 EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The board of directors may by resolution passed by a majority of the whole board elect from its members an executive committee of not less than two which committee may exercise all the powers of the board of directors when the board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its action to the board of directors.

The board of directors may by resolution passed by a majority of the whole board elect from its members such other committees as from time to time it may desire. The number of directors composing such committees shall not be less than two and the powers conferred upon them shall be determined by the board of directors at its own discretion.

Section 4 MEETINGS. Regular meetings of the board of directors shall be held in such places within or without the State of Delaware, and at such



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times as the board may from time to time determine, and if so determined, no call or notice thereof need be given except that notice shall be given of the first regular meeting following a change in the date of regular meetings. The first meeting of each newly elected board of directors for the election of officers and such other business as may come before the meeting shall be held without notice immediately following the annual meeting of stockholders at the same place, or at such place and time as shall be fixed by the consent in writing of all the directors. Special meetings of the board of directors may be held at any time or place, whenever called by the president or two or more of the directors, notice thereof being given to each director by the secretary. Special meetings of the board of directors may also be held without formal notice provided all directors are present or those not present have waived notice thereof in writing, which waivers shall be filed with the records of the meeting. Any notice of a special meeting of the board of directors or of the first regular meeting following a change in the date of regular meetings shall state the time and place of the meeting and shall be mailed to each director at his residence or business address at least two days before the meeting or shall be delivered or telephoned to him personally.

Section 5  QUORUM.   A majority of the members of the board of directors from
time to time in office but in no event less than two directors nor less than one-third of the number constituting the whole board shall constitute a quorum for the transaction of business, provided, however, that where the Investment Company Act of 1940 requires a different quorum to transact business of a specific nature, the number of directors so required shall constitute a quorum for the transaction of such business. If a quorum is not present, a majority of the directors who are present may adjourn a meeting from time to time and the meeting may be held without further notice. When a quorum is present at any meeting a majority of the members present thereat



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shall decide any question brought before such meeting except as otherwise expressly required by law, the certificate of incorporation or these by-laws.

Section 6 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

Section 7 DISSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8 COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.



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                             ARTICLE 4

                             VACANCIES

  Section 1 REMOVALS. The stockholders may at any meeting called for the purpose, by vote of the holders of a majority of the voting stock issued and outstanding, remove any director for misconduct and, unless the number of directors constituting the whole board is decreased, elect a successor for the remainder of the term of the removed director. To the extent consistent with the Investment Company Act of 1940, the board of directors may by vote of a majority of the directors then in office remove any director, officer or agent elected by the stockholders.

Section 2 VACANCIES. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or otherwise, the remaining directors may by vote of a majority of said directors choose a successor or successors who shall hold office for the unexpired term, provided, however, that immediately after the filling of any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders at a meeting or meetings called for that purpose. In the event that at any time after the first meeting of stockholders less than a majority of the directors have been so elected by the stockholders, a special meeting of the stockholders shall be held as promptly as possible (and in any event within sixty days) for the purpose of electing directors to fill existing vacancies. The board of directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number, provided that there are at least three directors in office.

                             ARTICLE 5

                             OFFICERS

Section 1 SELECTION. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The board of



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directors may, if it so determines, also elect a chairman of the board.  All officers shall be elected or appointed by the board of directors. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The same person may hold more than one office.

Section 2 ELIGIBILITY. The chairman of the board, if any, shall be a director of the Corporation. Officers need not be directors.

Section 3 ADDITIONAL OFFICERS AND AGENTS. The board of directors may appoint one or more assistant treasurers, one or more assistant secretaries and such other officers or agents as it may deem advisable, and may prescribe the duties thereof.

Section 4 CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board, if any, shall preside at all meetings of the board of directors at which he is present. He shall have such other authority and duties as the board of directors shall from time to time determine.

Section 5 THE PRESIDENT. The president shall be the chief executive officer of the Corporation; he shall have general and active management of the business, affairs and property of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at meetings of stockholders, and of the board of directors unless a chairman of the board has been elected and is present.



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Section 6  THE VICE PRESIDENTS.  The vice presidents shall respectively have such powers and perform such duties as may be assigned to them by the board of directors or the president. In the absence or disability of the president, the vice presidents, in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

Section 7 THE SECRETARY. The secretary shall keep minutes of all meetings of the stockholders and directors in a book or books to be kept for that purpose, and shall perform all duties commonly incident to his office and as provided by law and shall perform such other duties and have such other powers as the board of directors shall from time to time designate. In his absence an assistant secretary or secretary PRO TEMPORE shall perform his duties.

Section 8 THE TREASURER. The treasurer shall, subject to the order of the board of directors and in accordance with any agreements or arrangements made by the board relating to the performance of management, administrative or advisory services or of services as custodian, transfer agent, disbursing agent or plan agent, (i) have the care and custody of the money, funds, securities, valuable papers and documents of the Corporation, (ii) keep or cause to be kept accurate books of account of the Corporation's transactions, and (iii) exercise all other powers and duties commonly incident to his office and as provided by law. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or such firm or firms doing a banking business as the board of directors shall designate. In his absence, an assistant treasurer shall perform his duties.



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                             ARTICLE 6

                       CERTIFICATES OF STOCK

  Section 1 CERTIFICATES. Each stockholder shall be entitled to have a certificate or certificates of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificates shall be signed by the chairman of the board of directors, if any, or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If such certificates are countersigned by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2 REPLACEMENT OF CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it shall require and/or to give the



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Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3 STOCKHOLDER OPEN ACCOUNTS. The Corporation may maintain or cause to be maintained for each stockholder a stockholder open account in which shall be recorded such stockholder's ownership of stock and all changes therein, and certificates need not be issued for shares so recorded in a stockholder open account unless requested by the stockholder.

Section 4 TRANSFERS. Transfers of stock for which certificates have been issued will be made only upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person, company or other entity entitled thereto, cancel the old certificate and record the transaction on its books. Transfers of stock evidenced by open accounts authorized by
Section 3 of this Article 6 will be made upon delivery to the Corporation or to the transfer agent of the Corporation of instructions for transfer or evidence of assignment or succession, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

Section 5 RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which



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shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6 REGISTERED OWNERSHIP. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                             ARTICLE 7

                              NOTICES

Section 1 MANNER OF GIVING. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws notice is required to be given to any stockholder, it shall not be construed to mean personal notice; but such notice may be given in writing, by mail, by depositing the same in a United States post office or letter box, in a postpaid sealed envelope, addressed to such stockholder, at such address as appears on the books of the Corporation.

Section 2 WAIVER. Whenever any notice is required to be given under the provisions of any statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein,



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shall be deemed equivalent thereto.  Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not constitute a waiver of notice.

                             ARTICLE 8

                        GENERAL PROVISIONS

Section 1 DISBURSEMENT OF FUNDS. All checks, drafts, orders or instructions for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 2 VOTING STOCK IN OTHER CORPORATION. Unless otherwise ordered by the board of directors, the chairman of the board of directors, if any, the president or any vice president, the treasurer or any assistant treasurer, shall have full power and authority to attend, and act and vote at, any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such stock. The president or any vice president of the Corporation may execute proxies to vote shares of stock of other corporations standing in the name of the Corporation.

Section 3 EXECUTION OF INSTRUMENTS. Except as otherwise provided these by-laws, all deeds, mortgages, bonds, contracts stock powers and other instruments of transfer, reports and other instruments may be executed on behalf of the Corporation by the president or any vice president or by any officer or agent authorized to act in such matters, whether by law, the certificate of incorporation, these by-laws, or any general or special authorization of the board of directors. If the corporate seal is required, it shall be affixed by the secretary or an assistant secretary.



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Section 4  SEAL.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                             ARTICLE 9

                            INVESTMENTS

Section 1 INVESTMENT POLICIES. The Corporation's investment policies are set forth below as follows:
     The Corporation shall not:
     a. Invest more than 10% of the value of its total net assets in securities of foreign issuers.

     b. Invest in real estate, although it may buy securities of companies which deal in real estate and securities which are secured by interests in real estate.

     c.   Invest in commodities or commodity contracts.

     d. Invest in securities of other registered investment companies, except in regular transactions in the open market or as part of a merger, consolidation or acquisition.

     e. Make loans, except by the purchase of bonds or other debt obligations customarily distributed privately to institutional investors.

     f. Invest more than 25% of the value of its total assets in securities of any one industry.

     g. Invest more than 5% of the value of its total assets in securities (except U.S. Government securities) of any one issuer.

     h. Invest in more than 8% of the outstanding voting securities, and in no more than 10% of any other class of securities, of any one issuer.



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     i.   Invest more than 10% of the value of its total net assets in securities which are not readily marketable, such as restricted stock, debt obligations acquired in private transactions, and securities which are secured by interests in real estate, or more than 5% of the value of its total assets in equity securities which are not readily marketable.

     j. Invest more than 5% of the value of its total assets in securities of companies having a record of less than three years' continuous operations.

     k. Act as an underwriter of securities of other issuers, except to the extent that it may be deemed to be an underwriter in reselling securities, such as restricted securities, acquired in private transactions and subsequently registered under the Securities Act of 1933.

     l. Borrow money except that, as a temporary measure for extraordinary or emergency purposes and not for investment purposes, it may borrow from banks up to 10% of its total assets taken at cost, provided that total borrowings have an asset coverage of at least 300%.

     m.   Pledge more than 15% of its total assets taken at cost.

     n.   Sell securities short.

     o. Buy securities on margin, except that it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities.

     p.   Invest in, or write, puts, calls, or combinations thereof.

     q. Buy or hold the securities of any issuer, if the officers and directors of the Corporation or of its investment adviser, who individually own beneficially more than one-half of 1% of the securities of such issuer, together own more than 5% of the securities of such issuer.

     r. Participate on a joint or joint and several basis in any trading account in securities.

     s. Invest in companies for the purpose of exercising control of management.

     t. Invest in interests in oil, gas, or other mineral exploration or development programs.

Section 2  CUSTODIAN FOR INVESTMENTS.

     a. Securities owned by the Corporation and cash representing the proceeds from sales of securities owned by the Corporation and of shares issued by the Corporation, payments of principal upon securities owned by the Corporation or capital distribution in respect of shares owned by the Corporation shall be held by a custodian or trustee which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits provided such a custodian or trustee can be found ready and willing to act.

     b. The Corporation shall enter into a written contract with a custodian or trustee regarding the powers, duties and compensation of the custodian or trustee with respect to the cash and securities of this Corporation held by the custodian or trustee. Said contract and all amendments thereto shall be approved by the board of directors of the Corporation.

     c. The Corporation shall, upon the resignation or inability to serve of the custodian or trustee, (1) use its best efforts to obtain a successor custodian or trustee, (2) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian or trustee and (3) in the event that no successor custodian or trustee can be found, to submit to the stockholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian or trustee, the question of whether such Corporation shall be liquidated or shall function without a custodian or trustee.

Section 3 AMENDMENT OF INVESTMENT ADVISORY CONTRACT. Any investment advisory contract entered into by the Corporation shall not be subject to amendment unless the amendment shall have been approved at a meeting of stockholders by vote of a majority of the outstanding voting stock of the Corporation.

                                 ARTICLE 10

                      REPURCHASES AND REDEMPTION OF SHARES

Section 1 REPURCHASE BY AGREEMENT. The Corporation may repurchase its shares by agreement with the owner at a price not exceeding the net asset value of the shares next computed following the time when the request is made.

Section 2 REDEMPTION. The Corporation shall redeem such shares as are offered by any stockholder for redemption, without charge, upon receipt of a written request therefor, duly executed by the record owner, at the office or agency designated by the Corporation. If the stockholder has received stock certificates, the request must be accompanied by the certificates, duly endorsed for transfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next effective following the time at which the request, in acceptable form is so received. Payment for said shares shall ordinarily be made in cash or by check on current funds and shall ordinarily be made within seven days after the date on which the shares are received.

Section 3 SUSPENSION OF REDEMPTION. The obligations set forth in Section 2 of this Article 10 may be suspended for any period during which the determination of the net asset value of the Corporation is suspended. The determination of the net asset value of the Corporation may be suspended for any period when (1) the New York Stock Exchange is closed, except for holidays and weekends, or trading on the New York Stock Exchange is restricted, (2) an emergency exists, making disposal of the Corporation's investment securities or valuation of the Corporation's assets not reasonably practicable, or (3) the Securities and Exchange Commission has so permitted by order for the protection of the Corporation's stockholders.

                                   ARTICLE 11

                                FRACTIONAL SHARES

Section 1 The board of directors may authorize the issue from time to time of shares of the capital stock of the Corporation in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued from time to time be determined and limited by or under authority of the board of directors.



                                 ARTICLE 12

                   INVESTMENT PROGRAMS AND MINIMUM INVESTMENTS

Section 1 INVESTMENT PROGRAMS. The Board of Directors may authorize one of more plans for continuous investment, dividend reinvestment, systematic withdrawal and similar purposes under which shares of the capital stock of the Corporation may be issued and held in stockholders' accounts without the actual delivery of stock certificates.

Section 2 MINIMUM PURCHASE ORDERS. Minimum initial purchases of shares of stock of the Corporation shall be no less than $250 and minimum subsequent



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purchases shall be no less than $50, except that the board of directors may change or waive the minimum purchase requirements.

                                   ARTICLE 13

                                 INDEMNIFICATION

Section 1

     a. Every person who is or was a director, officer or employee of the Corporation or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by the Corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, provided (i) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (ii) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of independent legal counsel.

     b. For purposes of the preceding subsection: (i) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any



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          judgment, fine or penalty, and reasonable amounts paid in settlement;
          (ii) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, investigative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (iii) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(ii) hereof.

     c. Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (i) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability out in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (ii) indemnification shall extend only to reasonable expenses, including reasonable counsel fees and disbursements.

     d. The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of the Corporation or such other corporation at the time such liability or expenses shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If such a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the board of directors acting through a quorum of disinterested directors, or in the absence of such quorum on the opinion of independent legal counsel, upon receipt of an undertaking from or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this by-law.

     e. This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

     f. Nothing contained in this by-law shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his or her office ("Disabling Conduct"). The means for determining whether indemnification shall be made shall be (i) a



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          final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("Indemnitee") was not liable by reason of Disabling Conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, by (a) the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation nor parties to the proceeding ("Disinterested Non-Party Directors"), or (b) an independent legal counsel in a written opinion.

     g. Nothing contained in this by-law shall be construed to permit the advancement of indemnification monies for the defense of a proceeding brought against a director or officer of the Corporation unless (1) such advance is limited to attorney's fees or other expenses incurred or to be incurred in defending the proceeding, (2) an undertaking is furnished by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that he or she is entitled to indemnification, and (3) the Indemnitee complies with at least one of the following conditions: (a) the Indemnitee shall provide a security for his undertaking, (b) the Corporation shall be insured against losses arising by reason of any lawful advances, or (c) a majority of a quorum of the Disinterested Non-Party Directors, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                                 ARTICLE 14

                                 FISCAL YEAR

Section 1  The fiscal year of the Corporation shall be the calendar year.



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                                 ARTICLE 15

                                 AMENDMENTS

Section 1 These by-laws may be amended or added to, altered or repealed at any annual or special meeting of the stockholders by vote of a majority of the capital stock issued and outstanding and entitled to vote, provided notice of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting, or, at any meeting of the board of directors by a vote of the majority of directors then in office, except that the board of directors may not amend Section 1 of Article 4 to permit removal by the board without cause of any director elected by the stockholders and no provision of subsections (b) through
(t) of Article 9 shall be amended by the board of directors.